UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

 Date of report (Date of earliest event reported)             May 11, 2010

DARLING INTERNATIONAL INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 O’CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS                   75038
(Address of Principal Executive Offices)                                                      (Zip Code)

Registrant’s telephone number, including area code:                       (972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        /  /   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       /  /     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       /  /     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       /  /     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders held on May 11, 2010, the stockholders elected the Company’s Board of Directors and voted upon two Board proposals contained within the Company’s Proxy Statement dated April 6, 2010.

The Board nominees were elected with the following vote:

Nominee	For	Against	Abstentions	Broker Non Votes

Randall C. Stuewe	66,907,574	1,633,275	90,479	6,593,105
O. Thomas Albrecht	67,635,909	903,355	92,064	6,593,105
C. Dean Carlson	67,623,858	915,236	92,234	6,593,105
Marlyn Jorgensen	67,499,397	923,356	208,575	6,593,105
Charles Macaluso	67,172,246	1,359,556	99,526	6,593,105
John D. March	67,529,474	1,009,640	92,214	6,593,105
Michael Urbut	67,647,073	892,511	91,744	6,593,105

The Board proposal to ratify the selection of KPMG LLP, independent registered public accounting firm, as the Company’s independent registered public accountant for the fiscal year ending January 1, 2011 was approved with the following vote:

For	Against	Abstentions	Broker Non Votes

73,747,234	689,936	787,263	0

The Board proposal to reapprove the performance measures under the Darling International Inc. 2004 Omnibus Incentive Plan was approved with the following vote:

For	Against	Abstentions	Broker Non Votes

64,523,090	3,654,214	454,024	6,593,105

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INTERNATIONAL INC.

Date: May 13, 2010	By:	/s/ John F. Sterling
John F. Sterling
Executive Vice President and General Counsel